4801 MAIN STREET SUITE 1000 KANSAS CITY, MO 64112
                   P.O. BOX 219777 KANSAS CITY, MO 64121-6777
                     TEL: (816) 983-8000 FAX: (816) 983-8080
                        WEBSITE: www.blackwellsanders.com






                                  June 22, 2007



DGHM Investment Trust
565 Fifth Avenue, Suite 2101
New York, NY 10017

Ladies and Gentlemen:


We hereby consent to the use of our name and to the reference to our firm under the caption "Management and Other Services - Legal Counsel" in the Statement of Additional Information for the series portfolio of DGHM Investment Trust (the
"Trust"), which is included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-137775), and Amendment No. 3 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-21958), on Form N-1A of the Trust.

                                         Sincerely,

                                         /s/ Blackwell Sanders Peper Martin LLP

                                         BLACKWELL SANDERS PEPER MARTIN LLP



















          KANSAS CITY, MISSOURI o ST. LOUIS, MISSOURI o OMAHA, NEBRASKA
       o SPRINGFIELD, MISSOURI o LINCOLN, NEBRASKA OVERLAND PARK, KANSAS
       o BELLEVILLE, ILLINOIS o WASHINGTON, D.C. o LONDON, UNITED KINGDOM

                         AFFILIATES: LEEDS o MANCHESTER
                       MEMBER OF THE WORLD SERVICES GROUP